Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-271207

POMONA INVESTMENT FUND
780 Third Avenue, 46th Floor
New York, NY 10017

Supplement dated April 8, 2024 (“Supplement”) to the Prospectus and the Statement of Additional
Information (“SAI”), each dated July 28, 2023

This supplement provides updated information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

Effective April 8, 2024, Ultimus Fund Solutions, LLC (“Ultimus”) serves as the Fund’s transfer agent (the “Transfer Agent”) and performs certain transfer agency services for the Fund. In consideration of the transfer agency services provided by the Transfer Agent to the Fund, the Fund pays the Transfer Agent a monthly fee and will reimburse certain of the Transfer Agent’s out-of-pocket expenses. The Transfer Agent’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

Effective immediately, all references to SS&C Global Investor & Distribution Solutions, Inc. in the Prospectus and SAI are replaced with Ultimus.

Please Retain This Supplement for Future Reference